UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1324 20th Avenue SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Regulation Other Events.
As previously disclosed, on September 30, 2021, Centerspace, LP (the “Operating Partnership”), an indirect subsidiary of Centerspace (the “Company”), entered into a Third Amended and Restated Credit Agreement, as amended (the “Credit Agreement”), by and among the Operating Partnership, each of the guarantors party thereto, including the Company, the lenders from time to time party thereto, and Bank of Montreal, as administrative agent (the “Agent”).
On May 29, 2025, the Company exercised an accordion option under the Credit Agreement to increase the aggregate borrowing capacity available thereunder by $150.0 million, from $250.0 million to $400.0 million.
On August 21, 2026, the Company notified the Agent that it has elected to terminate the previously exercised accordion option, reducing the aggregate borrowing capacity under the Credit Agreement by $150.0 million, from $400.0 million to $250.0 million. The Company expects this reduction in available capacity to be effective on August 28, 2026.
Other than the reduction in aggregate borrowing capacity described above, the material terms of the Credit Agreement remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerspace

	By	/s/ Anne Olson
Anne Olson
Date: August 26, 2026		President and Chief Executive Officer